 EXHIBIT (14)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated as indicated on the attached Schedule A relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the Funds constituting Eaton Vance Municipals Trust (the “Trust”), appearing in the Annual Reports on Form N-CSR for the Trusts for the year ended as indicated on the attached Schedule A, and to the references to us under the headings “Financial Statements,” for each Fund and “Experts" in the Proxy Statement/Prospectus which is part of this Registration Statement.

/s/ Deloitte & Touche, LLP

Boston, Massachusetts

January 23, 2014

Schedule A

Report Dated

Fund Name

Year Ended

October 18, 2013

Eaton Vance Alabama Municipal Income Fund

August 31, 2013

October 18, 2013

Eaton Vance Arkansas Municipal Income Fund

August 31, 2013

October 18, 2013

Eaton Vance Kentucky Municipal Income Fund

August 31, 2013

October 18, 2013

Eaton Vance Tennessee Municipal Income Fund

August 31, 2013

November 18, 2013

Eaton Vance National Municipal Income Fund

September 30, 2013